Exhibit 15.1

[Letterhead of Maples and Calder]

Our ref AAL/604835/456472/v1

Your ref

The9 Limited

Building No.3, 690 Bibo Road

Zhang Jiang Hi-Tech Park

Pudong New Area, Pudong

Shanghai 201203, People’s Republic of China

28 June 2007

Dear Sirs,

Re: The9 Limited (the “Company”)

We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2006, which will be filed with the Securities and Exchange Commission in the month of June 2007.

Yours faithfully,

/s/ Maples and Calder
Maples and Calder